Exhibit 10.1

Restricted Common Share Compensation Agreement

PicoCELA Inc. (hereinafter referred to as “Party A”) and Hideaki Horikiri (hereinafter referred to as “Party B”) hereby enter into this Restricted Common Share Compensation Agreement (hereinafter referred to as “this Agreement”) based on the Companies Act and the resolution regarding the grant of restricted common shares adopted at the meeting of the Board of Directors of Party A held on December 12, 2025.

Article 1 (Details of Restricted Common Stock to be Granted)

The restricted common shares (hereinafter referred to as the “Shares”) is as follows.

(1)	Type of Shares:	Common shares

(2)	Number of Shares Granted:	40,000,000 shares

(3)	Method of Grant:	New share issuance

(4)	Transfer Restrictions:	Party B may not transfer, lend, or pledge the Shares as collateral to any third party for a period of 20 years from the date on which Party B received the grant of the Shares and acquired such Shares (hereinafter referred to as the “Grant Date”).

(5)	Payment Date:	Party B shall pay the compensation claim on December 30, 2025.

(6)	Grant Conditions:	(i) Party B shall be a director who is an Audit and Supervisory Committee member of Party A on the Grant Date.

(ii) The amount calculated by multiplying the net assets per share at the end of the fiscal year immediately preceding the Grant Date by the number of shares granted shall not exceed ¥800 million.

Article 2 (Other Conditions)

(1)

Free Acquisition by Party A: If any of the following events occurs during the transfer restriction period, Party A may, subject to a resolution of the Board of Directors, acquire all or part of the Shares granted to Party B without charge.

	(i)	If it is determined that Party B caused damage to Party A by intentionally causing Party A to commit a material violation of the Companies Act or other laws and regulations during Party B’s term as a director.

	(ii)	If it is determined that Party B, as a director serving as an Audit and Supervisory Committee member of Party A, committed a material violation of the Companies Act.

(2)	Release of Transfer Restrictions: Party A may release the transfer restrictions on the Shares by resolution of the Board of Directors.

(Signature and Seal Page Continues on Next Page)

In witness whereof, this Agreement has been executed in duplicate, and Party A and Party B shall each retain one copy after signing or affixing their seal.

Date of Agreement: December 15, 2025

Party A:	PicoCELA Inc.
SANOS Nihonbashi 4F, 2-34-5 Nihonbashi Ningyocho, Chuo-ku, Tokyo

Representative Director	Hiroshi Furukawa	Seal

Party B:	[****]

(Signature)		Seal
Hideaki Horikiri